Exhibit 10.53

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER STATE SECURITIES LAWS.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Warrant No. 2011 - 1
Right to Purchase
Issue Date:	February 8, 2011	13,500,000 Shares
Void After:	December 31, 2014	of Common Stock

PASSPORT BRANDS, INC. WARRANT

THIS CERTIFIES that, for value received, Freedom Capital Partners Limited (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from PASSPORT BRANDS, INC., a Delaware corporation (the “Company”), the number of fully paid and nonassessable shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), set forth above in the caption of this Warrant, subject to adjustment as set forth herein (the “Warrant Shares”).  The exercise price per share of Common Stock that may be purchased upon the exercise of this Warrant shall be $0.13 per share, subject to adjustment as set forth herein (the “Exercise Price”).

1.           Exercise Period.   The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time from time to time, during the Exercise Period, which shall commence at 12:00 noon New York City time on the Issue Date set forth in the caption of this Warrant and shall end at 5:00 p.m. New York City time on December 31, 2014 (the “Expiration Date”).

2.           Exercise of Warrant.

(a)                 During the Exercise Period and provided this Warrant has not been terminated, this Warrant shall be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the principal offices of the Company (or such other office or agency of the Company as it may designate) and upon payment of the Exercise Price of the shares thereby purchased.   Payment of the Exercise Price shall be made either by check or bank draft payable to the order of the Company or pursuant to subsection (b) below.  As a condition to the exercise of this Warrant, the Holder agrees to furnish or cause to be furnished to the Company such documents and opinions of counsel as may be customary and reasonably be required to satisfy the Company that the Warrant Shares may be issued to the Holder pursuant to an exemption from the registration requirements of, and otherwise in compliance with, applicable federal and state securities laws. Upon issuance following payment of the Exercise Price, the Warrant Shares shall be duly authorized, fully paid and nonassessable.

(b)           The Holder may elect to receive, without the payment by the Holder of any additional consideration, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, at the office of the Company.  Thereupon, the Company shall issue to the Holder such number of duly authorized, fully paid and nonassessable shares of Common Stock as is computed using the following formula, and for purposes of this Warrant the exercise of this net issue election shall be interpreted as if the Exercise Price were paid for the shares of Common Stock so issued:

X  =           Y(A-B)
    A

where X =	the number of shares to be issued to the Holder pursuant to this Section 2(b).

Y =	the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 2(b).

A =	the fair market value of one share of Common Stock, as of the close of business on the trading day prior to the day on which the net issue election is made pursuant to this Section 2(b).

B =	the Exercise Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 2(b).

(c)           Upon exercise of this Warrant, the Holder shall be entitled to receive, promptly after payment of the Exercise Price in full, shares of Common Stock, issued in the Holder’s name or in such name or names as the Holder may direct, subject to the limitations on transfer contained herein, for the number of shares of Common Stock so purchased.  The shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

(d)           The Company may postpone for a period not to exceed 90 days the time of delivery of the shares of Common Stock issuable upon the exercise of this Warrant for such additional time as the Company shall deem necessary or desirable to enable it to comply with the listing or quotation requirements of any securities exchange upon which shares of the Company may or are then contemplated to be listed, or the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, any applicable rules or regulations of the Securities and Exchange Commission or the requirements of applicable state securities laws.  Any Warrant Shares issued upon the exercise of this Warrant that have not been registered under the Securities Act shall bear the restrictive legend set forth on the face of this Warrant or be subject to a stop transfer order or similar restriction with respect to shares of Common Stock held in uncertificated form except that, in the case of the exercise of the net issue election in Section 2(b), the Warrant Shares shall not bear such restrictive legend  or have such stop transfer order or similar restriction if the Holder delivers an opinion reasonably satisfactory to the Company that such legend or restriction is not required.

(e)           The Company covenants that all Warrant Shares will be fully paid, nonassessable, and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3.           No Fractional Shares or Scrip.   No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the Exercise Price per share as then in effect.

4.           Charges, Taxes and Expenses.   Issuance of shares of Common Stock for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such shares of Common Stock, all of which taxes and expenses shall be paid by the Company.

5.           No Rights as Shareholder.   This Warrant does not entitle the Holder to any voting rights, dividend rights or other rights as a shareholder of the Company prior to exercise and payment in full of the Exercise Price in accordance with Section 2 hereof.

6.           Investment Representation.   The Holder, by acceptance of this Warrant, represents and warrants to the Company that this Warrant and all securities acquired upon any and all exercises of this Warrant are for the Holder’s own account for investment, and not with view to resale or distribution of either this Warrant or any securities purchasable upon exercise hereof.  The Holder further represents and warrants to the Company that (i) it is an “accredited investor” within the meaning of Rule 501 of the Securities Act and was not organized for the specific purpose of acquiring the Warrants and (ii) it has sufficient knowledge and experience in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof.

7.           Sale or Transfer of the Warrant; Legend.   This Warrant is freely assignable by the Holder. Notice of any such transfer shall be provided to the Company at the time of such assignment.  Notwithstanding the foregoing, no transfer of this Warrant shall be valid unless either (i) such Warrants or Warrant Shares first shall been have registered under the Securities Act and any applicable state securities laws and such sale is made in accordance with, and pursuant to, such registration statement, or (ii) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act and such state laws. Each certificate representing this Warrant or any Warrant Shares that have not been registered and that have not been sold pursuant to an exemption that permits removal of the legend shall bear a legend referring to such restrictions on transfer, substantially in the form of the legend affixed to this Warrant or be subject to a stop transfer order or similar restriction with respect to shares of Common Stock held in uncertificated form.  Upon the request of a holder of a certificate representing any shares of Common Stock issuable upon exercise of this Warrant, the Company shall remove the foregoing legend from such shares of Common Stock or issue to such holder a new certificate therefor free of any transfer legend, or, if such shares of Common Stock are uncertificated, remove any stop transfer order or similar restriction with respect thereto on the books of the Company, if, with such request, the Company shall have received either (i) an opinion of counsel reasonably satisfactory to the Company to the effect that such legend may be removed from such certificate or, if in book-entry form, that such stop transfer order or similar restriction may be removed from such shares of Common Stock or (ii) Rule 144 or a substantially similar successor rule remains in force and effect, representations from the Holder that such Holder is not then, and, has not been during the preceding three months, an affiliate of the Company and that such Holder has beneficially owned the security (within the meaning of Rule 144) for one year or more (or such shorter period as may then be specified in Rule 144).

8.           Adjustments.

8.1      Adjustments for Stock Splits, Reverse Stock Splits or Stock Dividends.  In the event that the outstanding shares of Common Stock shall be subdivided (split), combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the number of shares of Common Stock available for purchase in effect immediately prior to such subdivision, combination, or dividend or other distribution, and the Exercise Price per share, shall be proportionately adjusted.  Adjustments set forth herein shall be readjusted in the same manner for any successive event or events described herein.

8.2      Adjustment for Capital Reorganizations.  If at any time there shall be a capital reorganization of the Company or a merger or consolidation of the Company with or into another corporation, or the sale of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as part of such reorganization, merger, consolidation, or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive on exercise of this Warrant during the period specified in this Warrant and on payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the Company, or of the successor or parent corporation resulting from such merger or consolidation, to which a holder of the Common Stock deliverable on exercise of this Warrant would have been entitled on such capital reorganization, merger, consolidation, or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale.  In any such case, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the number of shares purchasable on exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares of stock or other securities or property deliverable after that event on exercise of this Warrant.

8.3      Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment pursuant to this Section 8, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request, at any time, of any Holder, furnish or cause to be furnished to such Holder, a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price; and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

8.4      Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend that is the same as cash dividends paid in previous quarters) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of any class of securities shall be entitled to exchange their shares of securities for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up.  Such notice shall be mailed at least 10 days prior to the date specified in such notice on which any such action is to be taken.

8.5      No Impairment.  The Company will not, by amendment of its certificate of incorporation (as amended) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.  Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any securities receivable on the exercise of this Warrant above the amount payable therefor on such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Warrant.

8.6      Adjustment Upon Dilutive Issuances.

(a)           If, and whenever on or after the date hereof and prior to Expiration Date, the Company issues any shares of Common Stock or other securities which are immediately or may in the future become exercisable or convertible into or exchangeable for shares of Common Stock (“Derivative Securities” and collectively with newly issued shares of Common Stock, “Equity Securities”) at an offering price of less than $1.00 per Equity Security, as adjusted to reflect forward and reverse stock splits, stock dividends, recapitalizations and the like (the “Additional Shares” and such issuance of Additional Shares, a “Dilutive Issuance”), then the Exercise Price set forth in this Warrant shall be reduced, concurrently with such Dilutive Issuance, to a price determined by multiplying the then-current Exercise Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding, which shall also include the maximum number of shares of Common Stock that all outstanding Derivative Securities are issuable into, plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company from such Dilutive Issuance would purchase at the then-existing Exercise Price; and (B) the denominator of which shall be (1) the number of shares of Common Stock outstanding, which shall also include the maximum number of shares of Common Stock that all outstanding Derivative Securities are issuable into, plus (2) the number of Additional Shares issued in such Dilutive Issuance. The Exercise Price shall be further readjusted if Derivative Securities are terminated, or if the maximum number of shares of Common Stock into which any Derivative Securities are issuable into is changed.

(b)           If, and whenever on or after the date hereof and prior to the Expiration Date, the Company issues any shares of Common Stock or Derivative Securities (a “New Issuance”), then the number of Warrant Shares underlying this Warrant shall be increased by an amount equal to fifty percent (50%) of the number of shares of Common Stock so issued in such New Issuance plus 50% of the maximum number of shares of Common Stock that Derivative Securities issued in such New Issuance are issuable into. The number of Warrant Shares shall be further readjusted if Derivative Securities are terminated, or if the maximum number of shares of Common Stock into which any Derivative Securities are issuable into is changed.

(c)           Notwithstanding the foregoing, there shall be no adjustment in the number of shares of Common Stock underlying this Warrant or the Exercise Price as a result of (i) any issue of this Warrant (or any other warrant held by the Holder or its affiliates) or the Common Stock that is issuable upon exercise of this Warrant (or any other warrant held by the Holder or its affiliates), (ii) the issuance or exercise of any securities issued to, or issuable upon the exercise of options issued to, employees, directors, officers or managers of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement adopted by the Company’s Board of Directors, (iii) the issuance of shares of Common Stock to the Holder or its affiliates in respect of a purchase price paid to the Company prior to the date hereof, and (iv) the issuance of shares of Common Stock to (1) Cameron Associates, Inc. pursuant to the Letter of Agreement, dated as of November 3, 2010 or (2) ProActive Capital Resources Group, LLC pursuant to the Letter of Agreement, dated as of November 1, 2010.

(d)           The Company shall provide written notice to Holder within three (3) business days following each adjustment of the number of Warrant Shares or Exercise Price pursuant to this Section 8.6.

9.           Reservation of Stock Issuable on Exercise of Warrant.   The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all shares of Common Stock (or other securities) from time to time issuable upon the exercise of this Warrant.

10.           Registration Rights.  In the event that the Company proposes to register its Common Stock for public sale or assists Company shareholders in registering shares of Common Stock for public resale, pursuant to a registration statement filed under the Securities Act at any time during the Exercise Period, the Company shall provide notice of such to the Holder not less than twenty (20) days prior to the anticipated filing date (the “Filing Notice”).  The Holder shall have the right, by providing notice to the Company within ten (10) days of receipt of the Filing Notice, to cause the Company, at the Company’s expense (other than underwriter’s discounts or commissions), to include the Common Stock underlying this Warrant in such registration statement; provided, however, that in the event that market or other conditions require a limitation on the number of shares to be sold under the registration statement, the Company may require the Holder to enter into an agreement whereby the Holder will agree to have the Common Stock underlying this Warrant cut back from sale so that the shares sold pursuant to the registration statement shall be allocated first to the shares of Common Stock offered by the Company, provided that any shares proposed to be registered for resale by members of management of the Company (other than the Holder if applicable) shall be cut back prior to any cut back of Warrant Shares.

11.           Loss, Theft, Destruction or Mutilation of Warrant.   Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation in lieu of this Warrant; provided, however, if any Warrant of which the original Holder, its nominee, or any of its partners or affiliates is the registered Holder is lost, stolen or destroyed, the affidavit of the registered Holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of a new Warrant in replacement of such lost, stolen or destroyed Warrant other than the registered Holder’s unsecured written agreement to indemnify the Company.

12.           Remedies.   The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not adequate and may be enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

13.           Notices, etc.   All notices and other communications from the Company to the Holder of this Warrant shall be mailed, by first class mail, to such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last Holder of this Warrant who has so furnished an address to the Company (and shall be deemed effective on the third day following the date of mailing).  All communications from the Holder of this Warrant to the Company shall be mailed by first class mail to the Company at it principal business address, or such other address as may have been furnished to the Holder in writing by the Company.

14.           Miscellaneous.   This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.  This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.  This Warrant is being executed as an instrument under seal.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by its duly authorized officer and to be dated as of the issue date set forth on the first page of this Warrant.

PASSPORT BRANDS, INC.

By:	/s/ Robert S. Stec
	Name:	Robert S. Stec
	Title:	CEO

NOTICE OF EXERCISE OF WARRANT

TO:           PASSPORT BRANDS, INC.

(1)           Pursuant to the terms of the attached Warrant, the undersigned hereby elects to purchase ______________ shares of Common Stock of PASSPORT BRANDS, INC. (the “Company”), and either (i) tenders herewith payment of the Exercise Price of such shares in full or (ii) if following an initial public offering, by indicating “cashless exercise” below, directs that payment of the Exercise Price be made by cancellation as of the date of exercise of a portion of this Warrant having a net fair market value equal to the Exercise Price as specified in Section 2(b) of the attached Warrant.

(2)           Please issue such shares of Common Stock in the name of the undersigned or in such other name(s) as is/are specified immediately below or, if necessary, on an attachment hereto:

Name                                                      Address

(3)           In the event of partial exercise, please reissue an appropriate Warrant exercisable into the remaining shares.

FREEDOM CAPITAL PARTNERS LIMITED

By:
Name:
Title:

Date:

FORM OF ASSIGNMENT
(To be signed only on transfer of Warrant)

TO:           PASSPORT BRANDS, INC.

For value received, the undersigned hereby sells, assigns, and transfers unto __________________ the right represented by the within Warrant to purchase __________ shares of Common Stock of PASSPORT BRANDS, INC. (the “Company”) to which the within Warrant relates, and appoints ___________________ Attorney to transfer such right on the books of the Company with full power of substitution in the premises.

Dated:
(Signature must conform to name of Holder as specified on the face of this Warrant)

(Address)
Signed in the presence of: